SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 24, 2002

ACCEPTANCE INSURANCE COMPANIES INC.
(Exact name of registrant as specified in its charter)

                                      Delaware                        1-7461                            31-0742926
                              (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                                                                                Identification Number)

535 West Broadway
Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)
(Zip Code)

Registrant's Telephone Number, Including Area Code:
(712) 328-3918

   __________

Not applicable
(Former name or former address, if changed since last report)

ACCEPTANCE INSURANCE COMPANY
ORDERED INTO SUPERVISION

Acceptance Insurance Companies Inc. said the Director of Insurance for the State of Nebraska has placed its wholly owned subsidiary Acceptance Insurance Company under an Order of Supervision.

The Order notes “Acceptance’s policyholder surplus, as of September 30, 2002, declined substantially, to $39,790,284, due in part to a surplus note of $20,000,000 from American Growers Insurance Company that is a nonadmitted asset of Acceptance.” It permits Acceptance to continue activities “routine in the day-to-day conduct of its run-off business.” The Order also directs Acceptance to “no less often than once each month . . . report to the Supervisor the identity and domiciliary state of each Acceptance reinsurer whose actions . . . appear to constitute . . . a material breach of its contract or treaty with Acceptance, or a reasonable basis for concluding the reinsurer is failing to perform its contract or treaty with Acceptance in a manner consistent with the reinsurer’s obligations of good faith and fair dealing.”

The Order, entered Friday, December 20, prohibits disposing of assets, incurring debt, making any material change in management and taking other specified actions “to the extent not necessary for the adjusting and payment of losses and expenses associated with claims adjusting . . . [and] outside the routine day-to-day conduct of Acceptance’s run-off business.” David Krumm, Chief Examiner of the Nebraska Department of Insurance is appointed Supervisor under the Order.

The Order is available on the Nebraska Department of Insurance Website http://www.state.ne.us/home/NDOI/.

Contact:

J. Michael Gottschalk
Chief Legal Officer
Acceptance Insurance Companies Inc.
712 328 3918